EXHIBIT 99.1

News Release
Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB THIRD QUARTER REVENUES RISE 15%, REACH HIGHEST LEVEL IN 13 YEARS

Net Income Increases 17%

Core Net New Assets Total $42.8 Billion, up 97%

SAN FRANCISCO, October 15, 2013 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2013 was $290 million, up 13% from $256 million for the second quarter of 2013, and up 17% from $247 million for the third quarter of 2012. Net income for the nine months ended September 30, 2013 was $752 million, up 5% from the year-earlier period. The company’s financial results for the nine months ended September 30, 2012 include a pre-tax gain of $70 million, or $44 million after-tax, relating to the resolution of a vendor dispute and a non-recurring state tax benefit of $20 million, which were recorded in the second and third quarters of last year, respectively.

	Three Months Ended --September 30,--%			Nine Months Ended --September 30,--%
Financial Highlights	2013	2012	Change	2013	2012	Change
Net revenues (in millions)	$1,373	$1,196	15%	$4,000	$3,668	9%
Net income (in millions)	$290	$247	17%	$752	$717	5%
Diluted earnings per common share	$.22	$.19	16%	$.55	$.54	2%
Pre-tax profit margin	33.8%	30.2%		30.2%	30.2%
Return on average common stockholders’ equity (annualized)	13%	11%		11%	11%

CEO Walt Bettinger said, “Today’s Schwab is a full-service investment firm capable of helping all types of investors plan for and build their financial futures, with over $2 trillion in client assets – a total that has grown by a compound annual rate of 10% over the past five years. A record $1 trillion of those assets are currently enrolled in some form of ongoing advice, reflecting a decades-long evolution at Schwab beyond our discount-brokerage roots. We’ve made notable progress, ending the third quarter of 2013 with $145 billion in client assets enrolled in one of our 8 retail advisory offers, as well as $891 billion under the guidance of independent advisors, representing year-over-year increases of 17% each. Our work on this front continues, as we provide an alternative to the traditional Wall Street model by offering sophisticated, needs-based approaches designed to enable today’s investors to get the help that’s right for them.”

“As we pursue our strategy of building a better investment firm ‘through clients’ eyes’, we are succeeding in driving growth in both our client base and stockholder value,” Mr. Bettinger continued. “Our core net new assets of nearly $43 billion were 97% higher than a year ago and the highest in Schwab history for a summer quarter; our year-to-date core net new assets of $108.8 billion represent an annualized growth rate of approximately 7.4%. In addition, we ended September with 9.0 million active brokerage accounts and 930,000 banking accounts, up 3% and 10%, respectively, over the third quarter of 2012. While total corporate retirement plan participants declined in keeping with our announced consolidation of plan recordkeeping technology platforms, we are seeing strong interest in our new index-

based 401(k) offering. Meanwhile, introduction of our groundbreaking, innovative ETF 401(k) Plan solution is pending resolution of a final regulatory issue.”

Mr. Bettinger noted, “These client results supported double-digit percentage increases in all three of our main revenue sources and 15% overall revenue growth versus the year-ago quarter. Even with the continued headwind created by an interest rate environment that remains at historic lows, our third quarter revenues surpassed all our prior quarterly results save the extraordinary spike we experienced at the height of the internet bubble.”

CFO Joe Martinetto commented, “With our client investments running at appropriate levels, we were able to convert Schwab’s strong revenue performance into a 33.8% pre-tax profit margin and $290 million of net income for the third quarter, our highest quarterly earnings since the peak year of 2008. As we deliver improved earnings and our balance sheet growth tracks with our core asset gathering activity, our capital flexibility increases – we ended the quarter with a preliminary consolidated Tier I Leverage Ratio of 6.3% versus our target minimum ratio of 6.0%.”

Mr. Martinetto concluded, “Assuming an ongoing economic recovery, as well as interest rates and client trading activity that remain at or above recent levels, our outlook for the remainder of this year and into 2014 has not changed – we expect our 2013 revenue growth will outpace expenses by approximately 100 to 200 basis points, helping us to achieve a pre-tax profit margin of at least 30% and earnings per share in the mid-$.70s for the year. Additionally, we are aiming for a gap of approximately 300 to 500 basis points between revenue and expense growth in 2014. We continue to believe we possess all of the elements necessary for strong growth and increased operating leverage going forward: business momentum, operating and expense discipline, a healthy balance sheet, and a solid capital base.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new retail brokerage accounts for the quarter totaled approximately 16,000, up 14% year-over-year; total accounts reached 6.2 million as of September 30, 2013, up 2% year-over-year.
•	Delivered financial plans to approximately 26,000 clients, up 63% year-over-year. Approximately 74,000 clients have received a financial plan year-to-date.
•	Redesigned the Schwab Learning Center to offer new Trading Paths, which provide simple, efficient trading information and insights, and intuitive access to live and on-demand workshops, event schedules, and Trading Catalog articles covering a range of trading topics.

Products and Infrastructure

•	For Charles Schwab Bank:
¡	Balance sheet assets = $97.9 billion, up 30% year-over-year.
¡	Outstanding mortgage and home equity loans = $10.9 billion, up 17% year-over-year.
¡	First mortgage originations through its loan program during the quarter = $1.2 billion.
¡	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.51%, 0.38% and 0.43%, respectively, at month-end September.
¡	Schwab Bank High Yield Investor Checking® accounts = 733,000, with $11.6 billion in balances.
•	Client assets managed by Windhaven® totaled $18.2 billion, up 46% from the third quarter of 2012.
•	Client assets managed by ThomasPartners® totaled $3.3 billion.
•	Introduced six Schwab Fundamental Index* ETFs, expanding the company’s existing proprietary offering to 21 equity and fixed income ETFs.
•	Total assets under management in Schwab ETFs™ = $14.3 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.8 billion.

*Schwab is a registered trademark of Charles Schwab & Co., Inc. Fundamental Index is a registered trademark of Research Affiliates LLC.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q3_2013_schedule.xls

Forward Looking Statements

This press release contains forward-looking statements relating to growth in the company’s client base and stockholder value; introduction of the ETF 401(k) Plan solution; improved earnings, balance sheet growth and increased capital flexibility; growth in revenues, earnings and profits; gap between revenue and expense growth; pre-tax profit margin; and growth and increased operating leverage. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner, including the ETF 401(k) Plan solution; operating and expense discipline; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; the level of field sales activity and related incentive compensation; regulatory guidance; acquisition integration costs; the volume of prepayments in the company’s mortgage-backed securities portfolio; net interest margin; client enrollments in advised solutions and utilization of commission-free platforms; trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-Q for the period ended June 30, 2013.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 9.0 million active brokerage accounts, 1.3 million corporate retirement plan participants, 930,000 banking accounts, and $2.15 trillion in client assets as of September 30, 2013. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Revenues
Asset management and administration fees	$583	$524	$1,707	$1,504

Interest revenue	531	478	1,527	1,447
Interest expense	(25)	(39)	(79)	(116)

Net interest revenue	506	439	1,448	1,331

Trading revenue	224	204	682	666
Other	57	42	172	209
Provision for loan losses	4	(10)	(1)	(14)
Net impairment losses on securities (1)	(1)	(3)	(8)	(28)

Total net revenues	1,373	1,196	4,000	3,668

Expenses Excluding Interest
Compensation and benefits	482	442	1,512	1,353
Professional services	103	98	308	287
Occupancy and equipment	77	77	231	233
Advertising and market development	57	49	198	173
Communications	55	53	165	166
Depreciation and amortization	51	50	153	146
Other	84	66	226	204

Total expenses excluding interest	909	835	2,793	2,562

Income before taxes on income	464	361	1,207	1,106
Taxes on income	174	114	455	389

Net Income	290	247	752	717

Preferred stock dividends	8	9	39	23

Net Income Available to Common Stockholders	$282	$238	$713	$694

Weighted-Average Common Shares Outstanding — Diluted	1,296	1,275	1,288	1,274

Earnings Per Common Share — Basic	$.22	$.19	$.55	$.54
Earnings Per Common Share — Diluted	$.22	$.19	$.55	$.54

(1)	Net impairment losses on securities include total other-than-temporary impairment losses of $0 million and $1 million, net of $(1) million and $(2) million reclassified from other comprehensive income, for the three months ended September 30, 2013 and 2012, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $2 million and $15 million, net of $(6) million and $(13) million reclassified from other comprehensive income, for the nine months ended September 30, 2013 and 2012, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-13 % change		2013			2012
(In millions, except per share amounts and as noted)	vs. Q3-12	vs. Q2-13	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net Revenues
Asset management and administration fees	11%	2%	$583	$572	$552	$539	$524
Net interest revenue	15%	7%	506	473	469	433	439
Trading revenue	10%	(5%)	224	235	223	202	204
Other	36%	(3%)	57	59	56	47	42
Provision for loan losses	(140%)	N/M	4	1	(6)	(2)	(10)
Net impairment losses on securities	(67%)	(67%)	(1)	(3)	(4)	(4)	(3)

Total net revenues	15%	3%	1,373	1,337	1,290	1,215	1,196

Expenses Excluding Interest
Compensation and benefits	9%	(2%)	482	494	536	450	442
Professional services	5%	(3%)	103	106	99	101	98
Occupancy and equipment	—	—	77	77	77	78	77
Advertising and market development	16%	(15%)	57	67	74	68	49
Communications	4%	(2%)	55	56	54	54	53
Depreciation and amortization	2%	—	51	51	51	50	50
Other	27%	14%	84	74	68	70	66

Total expenses excluding interest	9%	(2%)	909	925	959	871	835

Income before taxes on income	29%	13%	464	412	331	344	361
Taxes on income (1)	53%	12%	174	156	125	133	114

Net Income	17%	13%	$290	$256	$206	$211	$247

Preferred stock dividends	(11%)	(65%)	8	23	8	22	9

Net Income Available to Common Stockholders	18%	21%	$282	$233	$198	$189	$238

Basic earnings per common share	16%	22%	$.22	$.18	$.15	$.15	$.19
Diluted earnings per common share	16%	22%	$.22	$.18	$.15	$.15	$.19
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding–diluted	2%	1%	1,296	1,288	1,282	1,278	1,275

Performance Measures
Pre-tax profit margin			33.8%	30.8%	25.7%	28.3%	30.2%
Return on average common stockholders’ equity (annualized) (2)			13%	10%	9%	9%	11%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	(6%)	(13%)	$23.5	$27.0	$26.9	$28.5	$25.0
Receivables from brokerage clients	10%	2%	$13.1	$12.8	$12.5	$13.5	$11.9
Loans to banking clients	20%	3%	$12.1	$11.7	$11.3	$10.7	$10.1
Total assets	19%	3%	$140.2	$135.9	$133.3	$133.6	$117.7
Deposits from banking clients	33%	8%	$91.2	$84.3	$82.4	$79.4	$68.8
Payables to brokerage clients	(1%)	(7%)	$34.5	$36.9	$36.9	$40.3	$34.8
Long-term debt	6%	19%	$1.9	$1.6	$1.6	$1.6	$1.8
Stockholders’ equity	6%	4%	$10.1	$9.7	$9.8	$9.6	$9.5

Other
Full-time equivalent employees (at quarter end, in thousands)	1%	(1%)	13.8	13.9	14.0	13.8	13.6
Annualized net revenues per average full-time equivalent employee (in thousands)	13%	3%	$398	$385	$369	$355	$352
Capital expenditures–cash purchases of equipment, office facilities, and property, net (in millions)	97%	(6%)	$65	$69	$45	$40	$33

Clients’ Daily Average Trades (in thousands)
Revenue trades (3)	8%	(6%)	283.2	301.5	298.7	265.7	261.5
Asset-based trades (4)	29%	(16%)	58.3	69.0	64.5	59.6	45.2
Other trades (5)	43%	8%	137.1	126.7	135.7	124.7	95.7

Total	19%	(4%)	478.6	497.2	498.9	450.0	402.4

Average Revenue Per Revenue Trade (3)	—	2%	$12.39	$12.19	$12.34	$12.49	$12.44

(1)	Includes a non-recurring state tax benefit of $20 million in the third quarter of 2012.
(2)	Return on average common stockholders' equity is calculated using net income available to common stockholders divided by average common stockholders' equity.
(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)	Includes eligible trades executed by clients who participate in one or more of the Company's asset-based pricing relationships.
(5)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.
N/M	Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2013			2012			2013			2012
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$8,034	$4	0.20%	$7,942	$4	0.20%	$7,094	$12	0.23%	$6,741	$12	0.24%
Cash and investments segregated	24,425	8	0.13%	23,516	12	0.20%	26,148	29	0.15%	25,259	33	0.17%
Broker-related receivables (1)	351	—	0.01%	414	—	—	370	—	0.09%	345	—	0.02%
Receivables from brokerage clients	11,846	109	3.65%	10,956	112	4.07%	11,588	321	3.70%	10,750	333	4.14%
Securities available for sale (2)	49,205	138	1.11%	40,701	146	1.43%	48,250	413	1.14%	38,443	443	1.54%
Securities held to maturity	26,819	166	2.46%	15,311	95	2.47%	23,601	430	2.44%	15,175	302	2.66%
Loans to banking clients	12,004	84	2.78%	10,014	77	3.06%	11,569	243	2.81%	9,921	233	3.14%
Loans held for sale (1)	—	—	—	1	—	4.06%	—	—	—	24	1	4.12%

Total interest-earning assets	132,684	509	1.52%	108,855	446	1.63%	128,620	1,448	1.51%	106,658	1,357	1.70%

Other interest revenue		22			32			79			90

Total interest-earning assets	$132,684	$531	1.59%	$108,855	$478	1.74%	$128,620	$1,527	1.59%	$106,658	$1,447	1.81%

Funding sources:
Deposits from banking clients	$87,793	$7	0.03%	$67,027	$11	0.07%	$83,492	$24	0.04%	$63,577	$31	0.07%
Payables to brokerage clients	29,312	1	0.01%	28,435	1	0.01%	30,847	2	0.01%	29,651	2	0.01%
Long-term debt	1,833	17	3.68%	1,923	27	5.59%	1,699	51	4.01%	1,974	81	5.48%

Total interest-bearing liabilities	118,938	25	0.08%	97,385	39	0.16%	116,038	77	0.09%	95,202	114	0.16%

Non-interest-bearing funding sources	13,746			11,470			12,582			11,456
Other interest expense		—			—			2			2

Total funding sources	$132,684	$25	0.08%	$108,855	$39	0.14%	$128,620	$79	0.08%	$106,658	$116	0.14%

Net interest revenue		$506	1.51%		$439	1.60%		$1,448	1.51%		$1,331	1.67%

(1)	Interest revenue was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company's Current Report on Form 8-K filed on June 24, 2013, relating to the realignment of the Company's reportable segments.

**********

THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2013			2012			2013			2012
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$163,936	$239	0.58%	$154,977	$221	0.57%	$161,589	$695	0.58%	$154,682	$663	0.57%
Fee waivers		(180)			(136)			(492)			(445)

Schwab money market funds	163,936	59	0.14%	154,977	85	0.22%	161,589	203	0.17%	154,682	218	0.19%
Equity and bond funds (1)	64,956	41	0.25%	48,557	32	0.26%	60,591	114	0.25%	46,851	95	0.27%
Mutual Fund OneSource®	241,653	195	0.32%	217,540	171	0.31%	238,792	570	0.32%	214,972	501	0.31%

Total mutual funds (2)	$470,545	295	0.25%	$421,074	288	0.27%	$460,972	887	0.26%	$416,505	814	0.26%

Advice solutions (2)	$145,468	183	0.50%	$120,112	148	0.49%	$141,040	523	0.50%	$117,536	427	0.49%
Other (3)		105			88			297			263

Total asset management and administration fees		$583			$524			$1,707			$1,504

(1)	Includes Schwab ETFs.
(2)	Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company's Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also include Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.
(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-13 % Change		2013			2012
(In billions, at quarter end, except as noted)	vs. Q3-12	vs. Q2-13	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	21%	3%	$125.0	$121.1	$119.2	$119.0	$103.7
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	6%	2%	165.1	161.6	159.3	167.9	155.7
Equity and bond funds	33%	9%	64.2	59.0	56.3	49.6	48.4

Total proprietary funds	12%	4%	229.3	220.6	215.6	217.5	204.1

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	11%	5%	246.5	234.9	238.8	223.2	222.1
Mutual fund clearing services	22%	17%	164.5	140.6	181.5	159.1	134.4
Other third-party mutual funds	10%	(1%)	384.1	388.3	388.4	360.1	350.0

Total Mutual Fund Marketplace	13%	4%	795.1	763.8	808.7	742.4	706.5

Total mutual fund assets	12%	4%	1,024.4	984.4	1,024.3	959.9	910.6

Equity and other securities (1)	18%	7%	830.7	779.5	772.3	702.4	705.5
Fixed income securities	(3%)	—	176.9	177.6	180.5	181.8	181.8
Margin loans outstanding	(7%)	(3%)	(12.0)	(11.7)	(11.4)	(11.5)	(11.2)

Total client assets	13%	5%	$2,145.0	$2,050.9	$2,084.9	$1,951.6	$1,890.4

Client assets by business (2)
Investor Services	11%	4%	$1,196.0	$1,150.5	$1,190.2	$1,112.1	$1,078.4
Advisor Services	17%	5%	949.0	900.4	894.7	839.5	812.0

Total client assets	13%	5%	$2,145.0	$2,050.9	$2,084.9	$1,951.6	$1,890.4

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2, 3, 4)	(76%)	107%	$2.4	$(35.3)	$27.5	$39.1	$10.0
Advisor Services (2, 5)	51%	15%	15.7	13.6	15.9	25.3	10.4

Total net new assets	(11%)	183%	18.1	(21.7)	43.4	64.4	20.4

Net market gains (losses)	12%	N/M	76.0	(12.3)	89.9	(3.2)	67.6

Net growth (decline)	7%	N/M	$94.1	$(34.0)	$133.3	$61.2	$88.0

New brokerage accounts (in thousands, for the quarter ended)	13%	(8%)	223	243	244	241	198
Clients (in thousands)
Active Brokerage Accounts (6)	3%	1%	9,013	8,962	8,865	8,787	8,736
Banking Accounts	10%	2%	930	910	888	865	844
Corporate Retirement Plan Participants (3)	(16%)	(19%)	1,297	1,595	1,575	1,571	1,547

(1)	Excludes all proprietary money market, equity, and bond funds.
(2)	In the first quarter of 2013, the Company realigned its reportable segments as a result of organizational changes. The segment formerly reported as Institutional Services was renamed to Advisor Services. Additionally, the Retirement Plan Services and Corporate Brokerage Services business units are now part of the Investor Services segment. Prior period segment information has been recast to reflect these changes.
(3)	In third quarter of 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.
(4)	Includes inflows of $17.5 billion and outflows of $2.1 billion from certain mutual fund clearing services clients in the third quarter of 2013. Includes outflows of $44.3 billion relating to the planned transfer of a mutual fund clearing services client in the second quarter of 2013. The second quarter of 2013 also includes inflows of $2.6 billion from another mutual fund clearing services client. Includes inflows of $10.3 billion from certain mutual fund clearing services clients in the first quarter of 2013. Includes inflows of $21.1 billion from certain mutual fund clearing services clients and outflows of $900 million related to a planned transfer from Corporate Brokerage Services in the fourth quarter of 2012. Includes outflows of approximately $100 million as a result of the sale of Open E Cry, LLC, in the third quarter of 2012.
(5)	Includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc., in the fourth quarter of 2012. Includes outflows of $1.2 billion as a result of the closure of brokersXpress LLC in the third quarter of 2012.
(6)	Removed approximately 30,000 due to escheatment and other factors in the fourth quarter of 2012. Reduced by 19,000 as a result of the sale of Open E Cry, LLC, and the closure of brokersXpress LLC in the third quarter of 2012.
N/M	Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For September 2013

	2012				2013									% change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Change in Client Assets
(in billions of dollars)
Net New Assets (1,2)	6.1	24.7	16.2	23.5	12.1	18.3	13.0	—	(1.9)	(19.8)	8.8	(2.4)	11.7	N/M	92%
Net Market Gains (Losses)	27.8	(17.3)	6.8	7.3	50.8	6.0	33.1	21.3	5.5	(39.1)	62.3	(38.1)	51.8

Total Client Assets
(at month end, in billions of dollars)	1,890.4	1,897.8	1,920.8	1,951.6	2,014.5	2,038.8	2,084.9	2,106.2	2,109.8	2,050.9	2,122.0	2,081.5	2,145.0	3%	13%

New Brokerage Accounts
(in thousands)	64	74	70	97	87	75	82	96	78	69	75	78	70	(10%)	9%
Clients
(at month end, in thousands)
Active Brokerage Accounts (3)	8,736	8,726	8,746	8,787	8,819	8,840	8,865	8,911	8,942	8,962	8,974	8,999	9,013	—	3%
Banking Accounts	844	851	857	865	874	881	888	895	903	910	918	926	930	—	10%
Corporate Retirement Plan Participants (1)	1,547	1,557	1,560	1,571	1,554	1,557	1,575	1,595	1,594	1,595	1,602	1,294	1,297	—	(16%)
Clients' Daily Average Trades (4)
(in thousands)	441.3	439.7	431.8	480.2	504.7	506.1	486.0	470.0	505.4	518.1	498.9	467.3	469.2	—	6%
Market Indices
(at month end)
Dow Jones Industrial Average	13,437	13,097	13,026	13,104	13,861	14,055	14,579	14,840	15,116	14,910	15,500	14,810	15,130	2%	13%
Nasdaq Composite	3,116	2,977	3,010	3,020	3,142	3,160	3,268	3,329	3,456	3,403	3,626	3,590	3,771	5%	21%
Standard & Poor's 500	1,441	1,412	1,416	1,426	1,498	1,515	1,569	1,598	1,631	1,606	1,686	1,633	1,682	3%	17%
Daily Average Market Share Volume
(in millions)
NYSE	3,666	3,415	3,398	3,311	3,595	3,635	3,414	3,501	3,480	3,745	3,089	2,947	3,303	12%	(10%)
Nasdaq	1,787	1,740	1,763	1,684	1,868	1,887	1,695	1,685	1,781	1,870	1,633	1,504	1,756	17%	(2%)
Total US Exchanges	6,490	6,084	6,165	5,951	6,408	6,550	6,101	6,346	6,357	7,090	5,718	5,454	6,115	12%	(6%)
Mutual Fund Net Buys (Sells) (5)
(in millions of dollars)
Large Capitalization Stock	(873.0)	(726.6)	(1,429.1)	(1,547.7)	1,079.8	235.7	339.2	1,068.7	(233.3)	213.1	838.6	(185.6)	(88.1)
Small / Mid Capitalization Stock	(593.2)	(392.6)	(559.0)	(639.1)	746.3	421.9	358.0	(451.6)	(122.9)	68.5	402.1	179.1	154.5
International	(112.7)	224.8	278.5	431.0	2,714.3	1,752.0	1,623.4	1,148.6	1,249.0	850.2	1,205.1	1,482.2	1,188.7
Specialized	(177.5)	67.8	(220.4)	(415.3)	544.8	434.3	453.5	76.5	473.7	120.1	431.3	320.1	339.6
Hybrid	188.5	90.7	35.7	(24.6)	1,205.4	931.1	927.5	636.6	762.3	349.0	582.6	316.9	230.2
Taxable Bond	2,693.1	2,583.1	1,888.1	1,153.9	3,402.2	1,456.4	2,216.0	1,884.0	1,362.8	(5,150.4)	(705.0)	(2,117.4)	(1,088.3)
Tax-Free Bond	539.7	467.0	327.8	(286.7)	728.3	259.3	53.4	(538.8)	(263.7)	(1,227.3)	(562.5)	(921.8)	(381.0)
Money Market Funds	810.5	315.3	3,933.4	7,902.5	(6,031.3)	(1,610.4)	(945.2)	(3,781.8)	1,042.7	5,043.6	710.2	1,917.0	846.3

(1)	In August 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.
(2)	September 2013 includes inflows of $4.9 billion and outflows of $2.1 billion from certain mutual fund clearing services clients. August 2013 includes inflows of $9.5 billion and $3.1 billion from certain mutual fund clearing services clients. June, May and April 2013 include outflows of $26.7 billion, $10.3 billion, and $7.3 billion, respectively, relating to the planned transfer of a mutual fund clearing services client. April 2013 also includes inflows of $2.6 billion from another mutual fund clearing services client. February and January 2013 include inflows of $8.1 billion and $2.2 billion, respectively, from certain mutual fund clearing services clients. December 2012 includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc. November 2012 includes inflows of $5.4 billion from a mutual fund clearing services client and outflows of $900 million related to a planned transfer from Corporate Brokerage Services. October 2012 includes inflows of $15.7 billion from a mutual fund clearing services client. September 2012 includes outflows of approximately $400 million as a result of the closure of brokersXpress LLC.
(3)	Periodically, the Company reviews its active account base. Effective October 31, 2012, the Company removed approximately 30,000 brokerage accounts from its active account total due to escheatment and other factors. Amounts for prior periods were not adjusted. September 2012 active brokerage accounts were reduced by approximately 3,000 as a result of the closure of brokersXpress LLC.
(4)	October 29 and 30, 2012 were not included as trading days due to weather-related market closures. Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.
(5)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.
N/M	Not meaningful.